Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made this the 31st day of December, 2015, effective as of the 1st day of January, 2016, by and between ConAgra Foods, Inc., a Delaware corporation (the “Company”), and Sean M. Connolly (“Executive”), to amend that certain Employment Agreement between the Company and Executive dated the 12th day of February, 2015 (the “Agreement”).
The Human Resources Committee (the “Committee”) of the Board of Directors of Company (the “Board”) has determined that it is in the best interests of the Company to change Executive’s principal place of business effective January 1, 2016, consistent with his work schedule and the relocation of the Company’s headquarters to Illinois. In order to accomplish this objective, the Committee has caused Company to enter into this Amendment.
NOW, THEREFORE, it is agreed as follows:

1.	Location. Section 2.2 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“2.2.	Location. Executive shall maintain a primary home office located at the Company’s headquarters.”

2.
Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3.
Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE:                        CONAGRA FOODS, INC.

/s/ Sean M. Connolly                 /s/ Colleen Batcheler
Sean M. Connolly                    By:     Colleen Batcheler
EVP, General Counsel & Corporate Secretary